UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

AVIGEN, INC.
(Name of Registrant as Specified in Its Charter)

BIOTECHNOLOGY VALUE FUND, L.P.
BIOTECHNOLOGY VALUE FUND II, L.P.
BVF INVESTMENTS, L.L.C.
INVESTMENT 10, L.L.C.
BVF PARTNERS L.P.
BVF INC.
MARK N. LAMPERT
OLEG NODELMAN
MATTHEW D. PERRY
ROBERT M. COPPEDGE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Biotechnology Value Fund, L.P. (“BVF”), together with the other participants named herein is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the removal of the members of the Board of Directors of Avigen, Inc. (“Avigen”), without cause, and for the election of BVF’s slate of director nominees to replace the removed directors at a special meeting of stockholders, to be called by Avigen at the request of BVF and Biotechnology Value Fund II, L.P. (“BVF2”).  BVF has not yet filed a definitive proxy statement with the SEC with regard to the Special Meeting.

Item 1: On January 15, 2009, BVF issued the following press release:

Press Release	Source: Biotechnology Value Fund, L.P.

Biotechnology Value Fund, L.P. To Make Tender Offer For Any And All Outstanding Shares Of Avigen At $1.00 Per Share

Thursday January 15, 2009, 11:53 am EST

Tender Offer provides stockholders with a near-term cash alternative if BVF nominees are elected

BVF reaffirms support for downside-protected merger with MediciNova

NEW YORK, Jan. 15 /PRNewswire/ -- Biotechnology Value Fund, L.P. ("BVF") announced today that it intends to make a cash tender offer to purchase any and all of the outstanding common stock of Avigen, Inc. (Nasdaq: AVGN - News; "Avigen") that BVF does not own at a price of $1.00 per share under the conditions described below. The offer price represents a 35% premium over Avigen's closing stock price of $0.74 on January 8, 2009, the day prior to BVF's announcement that it was seeking to remove all incumbent Avigen directors and to elect its own slate of stockholder focused nominees. BVF Partners L.P., the general partner of BVF, beneficially owns an aggregate of 8,819,600 shares of Avigen, or approximately 29.63% of the outstanding shares.

On January 9, 2009, BVF announced that it had delivered a notice to Avigen to call a special meeting of stockholders (the "Special Meeting") to remove all incumbent directors and elect its own slate of stockholder-focused nominees

The tender offer will be conditioned on the following: (i) BVF's nominees being elected to the board of directors of Avigen (the "Board") at the Special Meeting (or otherwise appointed) and constituting a majority of directors on the Board, (ii) the Board redeeming rights issued under Avigen's poison pill, (iii) Avigen not committing to any strategic transactions or capital-depleting actions, pursuant to the process described by Avigen on January 14, 2009 (or otherwise), and (iv) other customary conditions such as the absence of a suspension in trading or any material adverse change at Avigen. BVF may increase the tender price if Avigen's unrestricted cash balance increases (for example, as the result of the sale of assets.) The tender offer is not conditioned on the availability of financing.

Mark Lampert, the general partner of BVF, stated, "The tender offer provides stockholders with a choice if BVF's nominees are elected to the Board: they can either tender their shares for near-term cash at a premium to the market price or they can retain their shares and participate with BVF in the future of Avigen, whether through a merger with MediciNova, as hoped, or otherwise. This tender is the outgrowth of Avigen's earlier rejection of our request that the Company provide downside protection for all shareholders. If elected to the Board, BVF's nominees intend to pursue the downside-protected transaction proposed by MediciNova, or, if not possible, to consider other alternatives including a complete return of capital."

Mr. Lampert continued, "Yesterday Avigen announced that it will spend stockholder money on not one, but two financial advisors. Why? We believe that Avigen could retain ten financial advisors and it won't change the fact that the risk-reward profile of the proposed merger with MediciNova is extraordinary. We are concerned that this is just another example of the Board wasting stockholders' assets; we question the Board's underlying motivation for these actions and whether they are simply trying to remain in office at stockholders' expense. In order to ensure no further deterioration of Avigen's value, we urge stockholders to vote to remove all incumbent directors and elect the BVF nominees."

BVF expects to file offering materials with the Securities and Exchange Commission and commence the tender offer within a reasonable time. Once the tender offer is commenced, offering materials will be mailed to Avigen stockholders and filed with the Securities and Exchange Commission. Avigen stockholders are urged to read the offering materials when they become available because they will contain important information.

Questions should be directed to the information agent, MacKenzie Partners, Inc., at (800) 322-2885.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. BVF HAS NOT YET COMMENCED THE OFFER REFERRED TO IN THIS PRESS RELEASE. THE SOLICITATION AND THE OFFER TO BUY AVIGEN'S COMMON STOCK WILL BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT BVF WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION UPON THE COMMENCEMENT OF THE OFFER. STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER WHEN THEY BECOME AVAILABLE FOR FREE AT THE SEC'S WEBSITE AT http://WWW.SEC.GOV/ OR FROM BVF BY CONTACTING MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, among others: whether the conditions to the offer will be satisfied; the receipt of third party consents to the extent required for the acquisition, general economic factors, business and capital market conditions, general industry trends, changes in tax law requirements and government regulation. There can be no assurances that any transaction will be consummated. Other important factors that could cause actual results to differ materially are included but are not limited to those listed in Avigen's periodic reports and registration statements filed with the Securities and Exchange Commission. BVF undertakes no obligation to update information contained in this release.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Biotechnology Value Fund, L.P. ("BVF"), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the removal of the members of the Board of Directors of Avigen, Inc. ("Avigen"), without cause, and for the election of BVF's slate of director nominees to replace the removed directors at a special meeting of stockholders, to be called by Avigen at the request of BVF and Biotechnology Value Fund II, L.P. ("BVF2").

BVF STRONGLY ADVISES ALL STOCKHOLDERS OF AVIGEN TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are BVF, BVF2, BVF Investments, L.L.C. ("BVLLC"), Investment 10, L.L.C. ("ILL10"), BVF Partners L.P. ("Partners"), BVF Inc. ("BVF Inc."), Mark N. Lampert, Oleg Nodelman, Matthew D. Perry and Robert M. Coppedge.

As of the date of this filing, BVF beneficially owned 1,975,340 shares of Common Stock of Avigen, BVF2 beneficially owned 1,364,911 shares of Common Stock of Avigen, BVLLC beneficially owned 4,969,764 shares of Common Stock of Avigen and ILL10 beneficially owned 509,585 shares of Common Stock of Avigen.

As the general partner of BVF and BVF2, the manager of BVLLC and the investment adviser of ILL10, Partners may be deemed to beneficially own the 8,819,600 shares of Common Stock of Avigen beneficially owned in the aggregate by BVF, BVF2, BVLLC and ILL10. As the investment adviser and general partner of Partners, BVF Inc. may be deemed to beneficially own the 8,819,600 shares of Common Stock of Avigen beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc. may be deemed to beneficially own the 8,819,600 shares of Common Stock of Avigen beneficially owned by BFV Inc.

None of Messrs. Nodelman, Perry or Coppedge directly owns any shares of Common Stock of Avigen. As a members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Nodelman, Perry and Coppedge may be deemed to beneficially own the 8,819,600 shares of Common Stock of Avigen beneficially owned in the aggregate by the other participants named herein. Each of Messrs. Nodelman, Perry and Coppedge disclaims beneficial ownership of such shares of Common Stock.